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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

REDHOOK ALE BREWERY, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDHOOK ALE BREWERY, INCORPORATED
14300 N.E. 145th Street
Woodinville, Washington 98072
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 2:00 p.m. Pacific Time on Tuesday, May 23, 2006
To the Holders of Common Stock
     of Redhook Ale Brewery, Incorporated:
      The Annual Meeting of Shareholders of Redhook Ale Brewery, Incorporated, a Washington corporation (the “Company”), will be held on Tuesday, May 23, 2006, at 2:00 p.m. Pacific time, at the Redhook Ale Brewery, located at 14300 N.E. 145th Street, Woodinville, Washington, for the following purposes as more fully described in the accompanying Proxy Statement:
      1. To elect seven directors to serve until the 2007 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal;
      2. To ratify the appointment of Moss Adams LLP as independent auditors for the Company’s fiscal year ending December 31, 2006; and
      3. To transact such other business as may properly come before the meeting or any adjournments thereof.
      The board of directors of Redhook Ale Brewery, Incorporated has fixed the close of business on March 31, 2006 as the record date for the meeting. Only shareholders of record of the Company’s common stock on March 31, 2006 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

PAUL S. SHIPMAN
Chief Executive Officer and
Chairman of the Board
Woodinville, Washington
April 19, 2006
YOUR VOTE IS IMPORTANT!
Please mark, sign and date the enclosed proxy card and
mail it promptly in the enclosed return envelope.

REDHOOK ALE BREWERY, INCORPORATED
proxy statement for annual meeting of shareholders
       This Proxy Statement is furnished in connection with the solicitation of proxies by and on the behalf of the board of directors (the “Board of Directors” or “Board”) of Redhook Ale Brewery, Incorporated, a Washington corporation (“Redhook” or the “Company”), for use at the Annual Meeting of Shareholders, to be held at 2:00 p.m. Pacific time on Tuesday, May 23, 2006, and at any adjournments thereof.
      The address of Redhook’s principal executive offices is 14300 N.E. 145th Street, Suite 210, Woodinville, Washington 98072.
      This Proxy Statement and the accompanying proxy are being sent on or about April 19, 2006 to all shareholders of record as of the close of business on March 31, 2006 (the “Record Date”).
      Only holders of record of common stock of the Company (“Common Stock”) on March 31, 2006 will be entitled to vote at the meeting. At the close of business on March 31, 2006, there were 8,228,339 shares of Common Stock outstanding. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum.
      In deciding all matters at the meeting, other than the election of directors, each shareholder will be entitled to one vote for each share of Common Stock held on the Record Date. For the election of directors, cumulative voting applies, so the number of votes each shareholder will have will be equal to the number of shares held on the Record Date multiplied by seven, the number of directors to be elected. Each shareholder may cast all such votes for a single nominee, distribute them among the seven nominees for directors equally, or distribute them among the seven nominees in any other way the shareholder deems fit. If a shareholder voting by proxy wishes to distribute votes among the nominees for director, he or she may do so on the enclosed proxy card in the space provided. If votes are not distributed on the proxy card, the persons named as proxies will vote FOR each of the seven individuals nominated to serve as director.
      Under Washington law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum exists at the meeting: (a) the seven nominees for director who receive the greatest number of votes cast in the election of directors will be elected; and (b) the proposal to ratify the appointment of auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.
      If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted FOR each of the seven individuals nominated to serve as a director and FOR the ratification of the appointment of Moss Adams LLP as independent auditors.
      Shareholders may withhold authority to vote for one or more of the nominees for director and may abstain from voting on the proposal to ratify the appointment of auditors. Abstention from voting on these proposals will have no effect since approval of these proposals is based solely on the number of votes actually cast. Election of the persons nominated to serve as directors requires a plurality of all the votes cast for directors. This means that the seven individuals who receive the largest number of votes cast are elected as directors. Approval of the selection of Moss Adams LLP as independent auditors requires the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions will be considered present at the meeting for purposes of determining a quorum. Since brokerage firms holding shares in their street name will have discretion to vote their customers’ shares on both of these matters, there can be no broker non-votes.
      If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices prior to the meeting; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices prior to the meeting; or (c) by personally attending and voting at the meeting.

      The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or agents of the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company’s Common Stock for which they are record holders.
BOARD OF DIRECTORS
      The business of the Company is currently managed under the direction of the Board of Directors, which consists of the following seven directors: Paul S. Shipman, Frank H. Clement, John W. Glick, David R. Lord, Michael Loughran, John D. Rogers, Jr. and Anthony J. Short.
      The full Board of Directors met five times during the Company’s fiscal year ended December 31, 2005. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors and of any Board committees of which he was a member during that fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. At the 2005 Annual Meeting, six Directors and nominees for Director were in attendance.
      In November 2003, the National Association of Securities Dealers (the “NASD”) amended NASD Marketplace Rule 4350(c) to require a majority of the board of directors of a listed company to be comprised of independent directors, as defined in NASD Rule 4200(a)(15). Current nominees Messrs. Clement, Lord, Loughran and Rogers are non-executive directors of the Company, and, in the opinion of the Board of Directors, do not have any relationship that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Therefore, the Board of Directors believes that Messrs. Clement, Lord, Loughran and Rogers are “independent directors” as defined by NASD Rule 4200(a)(15). The Board of Directors believes that Messrs. Glick and Short, who are non-executive directors, have a relationship as Anheuser-Busch, Inc. (“A-B”) designees to the Board of Directors that makes them non-independent under the standards of NASD Rule 4200(a)(15). All independent directors meet in executive session, at which only independent directors are present, at least twice a year, in conjunction with a regularly scheduled board meeting.
Nominees for Director
      The following seven individuals have been nominated for election or re-election at the meeting. All of the nominees currently serve as a director of the Company.
      Frank H. Clement. Mr. Clement (64) has served as Director of the Company since March 1989. He is a retired Vice President of Investments at UBS Financial Services (formerly UBS Paine Webber), a registered broker dealer, in Seattle, Washington, where he was employed from 1975 to March 2002. From 1995 through 1999, he served on the Advisory Board of the Institute of Brewing Studies in Boulder, Colorado. Mr. Clement serves on the Dean’s Advisory Board for the School of Management and on the National Alumni Association Board, both for S.U.N.Y. at Buffalo, Buffalo, New York. Since July 2004, Mr. Clement has served as a director of Craft Brands Alliance LLC.
      John W. Glick. Mr. Glick (42) has served as Director of the Company since September 2005. Mr. Glick has worked with the Business and Wholesaler Development group at A-B since April 2000, serving as Senior Manager of Business Development since September 2005. He has also held positions in the Business Planning and Brewery Operations groups at A-B. Prior to joining A-B’s Executive Development Program in 1992, Mr. Glick held multiple engineering and manufacturing operations positions at General Motors. He received a Master’s degree in Business Administration from Indiana University and a Bachelor of Science from GMI Engineering & Management Institute in Flint, Michigan. Mr. Glick has served as a director of Widmer Brothers Brewing Company, in Portland, Oregon and as a director for Kirin Brewery of America since April 2004. Mr. Glick is one of two directors on the Company’s Board of Directors designated by A-B; see “Certain Transactions.”

      Michael Loughran. Mr. Loughran (48) has served as Director of the Company since May 2005. He has served as Senior Vice President and as an equity analyst for First Washington Corporation, a registered broker dealer in Seattle, Washington, since March 2005. Mr. Loughran is also the President of Kiket Bay Group, LLC, a financial consulting firm formed by him in November 2003. From August 2002 to March 2005, Mr. Loughran was employed by Crown Point Group and its affiliate, the Robins Group, a registered broker dealer in Portland, Oregon, serving most recently as Vice President and equity analyst for the Robins Group. From November 2001 to August 2002, Mr. Loughran served as a financial consultant. From May 1996 to October 2001, Mr. Loughran was an account executive with Paine Webber and from April 1995 to May 1996, he was an account executive with Dain Bosworth. Mr. Loughran received a Bachelor’s degree in Economics from Princeton University in 1980 and a Master’s degree in Business Administration from the University of Pennsylvania, Wharton School, in 1986.
      David R. Lord. Mr. Lord (57) has served as Director of the Company since May 2003. He has been the President of Pioneer Newspapers, Inc., headquartered in Seattle, Washington, since 1991. Pioneer Newspapers owns seven daily newspapers and six weekly, semi-weekly and monthly publications in the western United States. Prior to joining Pioneer Newspapers, Mr. Lord practiced law at Ferguson and Burdell, a Seattle firm specializing in business litigation, and was a criminal deputy prosecuting attorney for King County, Washington. Mr. Lord is the President of the Inland Press Association, a member of the PAGE Co-op board of directors, a member of the Associated Press board of directors, and a member of the Newspaper Association of America board of directors.
      John D. Rogers, Jr. Mr. Rogers (62) has served as Director of the Company since May 2004. Mr. Rogers has served as President and Chief Executive Officer of Door to Door Storage, Inc. in Kent, Washington since June 2004. Mr. Rogers is also a director of the NW Parks Foundation and Managing Partner of J4 Ranch, LLC. From 1996 to 2002, he was President and Chief Operating Officer of AWC, Inc. From 1993 to 1996, he was General Manager of British Steel Alloys and from 1986 to 1992, he was President of Clough Industries. Previous positions held by Mr. Rogers include President and Chief Executive Officer of Saab Systems Inc., NA, and National Industry Manager for Martin Marietta Aluminum of Bethesda, Maryland, following an appointment as a Sloan Fellow to M.I.T. Graduate School of Business where he graduated with a Masters of Science in Business Administration. Other assignments with Martin Marietta included Manager of Western Region Sales and direct southwest sales positions. Mr. Rogers earned a Master’s degree in Business Administration from Southern Methodist University and a Bachelor’s degree from University of Washington.
      Paul S. Shipman. Mr. Shipman (53) is one of the Company’s founders and has served as its Chairman of the Board since November 1992, and as its Chief Executive Officer since June 1993. From September 1981 to November 2005, Mr. Shipman served as the Company’s President. Prior to founding the Company, Mr. Shipman was a marketing analyst for the Chateau Ste. Michelle Winery from 1978 to 1981. Mr. Shipman received his Bachelor’s degree in English from Bucknell University in 1975 and his Master’s degree in Business Administration from the Darden Business School, University of Virginia, in 1978. Since July 2004, Mr. Shipman has served as a director of Craft Brands Alliance LLC.
      Anthony J. Short. Mr. Short (46) has served as Director of the Company since May 2000. Mr. Short has been Vice President, Business and Wholesaler Development at A-B since September 2002. In this capacity, he is responsible for domestic business development and various initiatives involving A-B’s sales and distribution system. From March 2000 to September 2002, Mr. Short was Director of Business and Wholesaler Development. Previously, Mr. Short was Director of Wholesaler System Development. He began his career at A-B in 1986 in the Corporate Auditing Department. Prior to joining A-B, Mr. Short held positions at Schowalter & Jabouri, a regional firm of Certified Public Accountants. Mr. Short has served as a director of Widmer Brothers Brewing Company since October 1997 and as a director of Craft Brands Alliance LLC since July 2004. Mr. Short is one of two directors on the Company’s Board of Directors designated by A-B; see “Certain Transactions.”

Committees of the Board
      The Board has standing Audit, Compensation, Nominating and Governance, and Marketing Practices Committees. Each of these committees is responsible to the full Board of Directors and its activities are therefore subject to Board approval. Pursuant to an exchange and recapitalization agreement between the Company and A-B, A-B has the right to designate one of its Board designees to sit on each committee of the Board or to join each committee of the board in an advisory capacity, as described more fully in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Part I., Item 1. Business — Relationship with Anheuser-Busch, Incorporated.
      The activities of each of these committees are summarized below:
      Audit Committee. The Audit Committee is responsible for the engagement of and approval of the services provided by the Company’s independent auditors. The Audit Committee assists the Company’s Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other pertinent financial information provided by the Company to the public and the Securities and Exchange Commission (the “SEC”),(ii) the Company’s systems of internal controls established by management and the Board, and (iii) the Company’s auditing, accounting and financial reporting processes generally.
      The Audit Committee met six times during 2005. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is available on the Company’s website at www.redhook.com (select About Redhook — Investor Relations — Governance — Highlights). A copy of the Audit Committee Charter was also included as an Appendix to the Company’s proxy statement for the 2004 Annual Meeting of Shareholders. The Audit Committee is currently composed of Messrs. Clement, Loughran (Chairman), and Rogers, all of whom are independent directors as defined by NASD Rule 4200(a)(15) and 4350(d)(2). The Board has determined that Mr. Clement qualifies as an “audit committee financial expert” as defined by the SEC. Mr. Anthony J. Short is currently A-B’s designee to the Audit Committee and participates in an advisory capacity.
      Compensation Committee. The Compensation Committee currently composed of Messrs. Clement, Lord (Chairman) and Rogers, reviews and recommends to the Board the compensation and benefits to be provided to the Company’s officers and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee met once during 2005. Messrs. Clement, Lord and Rogers are independent directors, as defined by NASD Rule 4200(a)(15). Mr. Glick is A-B’s designee to the Compensation Committee and participates in an advisory capacity.
      Nominating and Governance Committee. The Nominating and Governance Committee recommends to the Board nominees for vacant Board positions; reviews and reports to the Board on the nominees, including any suggested by shareholders, to be included in the slate of directors for election at the annual meeting of shareholders; recommends directors for each Board committee; develops a plan of succession to be used in the event of the President or Chief Executive Officer’s resignation, disability, removal or death; develops and recommends to the Board a set of corporate governance principles applicable to the Company; and oversees the evaluation of the Board and management.
      The Nominating and Governance Committee is currently composed of Messrs. Clement, Lord and Rogers (Chairman), all of whom are independent directors as defined by NASD Rule 4200(a)(15). Mr. Short is A-B’s designee to the Nominating and Governance Committee and participates in an advisory capacity.
      The Board of Directors has adopted a written charter for the Nominating and Governance Committee. The charter is reviewed annually and revised as appropriate. A copy of the charter is available on the Company’s website at www.redhook.com (select About Redhook — Investor Relations — Governance — Highlights). The Nominating and Governance Committee met twice in 2005.

Criteria for Director Nominees
      The specific, minimum qualifications that the Nominating and Governance Committee believes must be met by a committee-recommended nominee for a position on the Company’s Board of Directors are:

•	The nominee must be of the highest ethical character;

•	The nominee must be able to read and understand financial statements;

•	The nominee must be over 21 years of age;

•	The nominee must not have any significant and material conflict, whether personal, financial or otherwise, presented by being a member of the Board;

•	The nominee must be able to meet regulatory approval; and

•	The nominee must have the time to be available to devote to Board activities.
      The specific qualities or skills that the Nominating and Governance Committee believes are necessary for one or more of the Company’s directors to possess are:

•	Nominees should have relevant expertise and experience, and be able to offer advice and guidance to the Company’s President based on that expertise and experience;

•	Nominees should possess any necessary independence or financial expertise;

•	Nominees should complement the skills, experience and background of other directors; in making determinations regarding nominations of directors, the Committee may take into account the benefits of diverse viewpoints; and

•	Nominees must be likely to have a constructive working relationship with other directors.
      It is also the Company’s policy that directors retire from the Board effective at the Annual Meeting of Shareholders following their seventy-third birthday.

Shareholder Recommendations for Nominations to the Board of Directors
      The Nominating and Governance Committee will consider candidates for director recommended by any shareholder of the Company who is entitled to vote at the meeting. The committee will evaluate such recommendations in accordance with its charter, the bylaws of the Company and the regular nominee criteria described above. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Eligible shareholders wishing to recommend a candidate for nomination should follow the procedures set forth in the Company’s Restated Bylaws, as further described below. In connection with its evaluation of a director nominee, the Nominating and Governance Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors. Shareholders should submit any recommendations for director nominees to the Company by December 20, 2006.
      A shareholder of record can nominate a candidate for election to the Board by complying with the procedures in Article II, Section 2.3.2 of the Company’s Restated Bylaws. Any eligible shareholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by shareholders, which are included in the excerpt from the Restated Bylaws attached as Appendix A to this Proxy Statement. Any nomination should be sent in writing to the Secretary, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street, Suite 210, Woodinville, WA 98072. Notice must be received by the Company by December 20, 2006.
      Marketing Practices Committee. The Marketing Practices Committee, currently composed of Messrs. Clement and Glick, is responsible for reviewing the Company’s marketing practices, insuring those practices comply with applicable laws and making recommendations to the Board of Directors as to such matters. The Marketing Practices Committee did not meet in 2005.

Report of the Audit Committee
      The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditor, the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes a review of the findings of the independent accountant during its examination of the Company’s financial statements. The Audit Committee has received the written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Moss Adams LLP its independence.
      Based upon the review and discussions of the Audit Committee with respect to the items listed above, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Committee has also recommended, subject to shareholder approval, the appointment of Moss Adams LLP as the Company’s independent auditors for its fiscal year ending December 31, 2006.

Respectfully Submitted,

Michael Loughran (Chairman)
Frank H. Clement
John D. Rogers, Jr.

Audit Committee Members
Compensation of Directors
      Non-employee directors of Redhook are currently entitled to receive both stock-based and cash compensation for their service on the Board of Directors. Each non-employee director receives annual compensation of $10,000, which will be paid quarterly. The Chair of each of the Nominating and Governance, Audit, Marketing Practices, and Compensation Committees will receive additional annual compensation of $4,000, which will be paid following the Annual Meeting of Shareholders, and each Audit Committee member, other than the Chair, will receive an additional annual payment of $1,000.
      Effective January 1, 2006, each non-employee director (other than A-B designated directors) will receive an annual grant of 3,500 shares of Common Stock. The stock grant will be awarded upon a director’s election to the Board following the Company’s Annual Meeting of Shareholders. The non-employee directors will no longer be granted an option to purchase stock under the Redhook Ale Brewery, Incorporated 2002 Stock Option Plan (the “2002 Plan”).
      In 2005 and years prior, non-employee directors received options to purchase Common Stock as well as cash compensation for their service on the Board of Directors. On May 24, 2005, each of the directors, other than Messrs. Shipman, Glick and Short, was granted an option to purchase 4,000 shares of Common Stock at an exercise price of $3.15 per share. The options were granted at an exercise price equal to the fair market value on the grant date, became exercisable six months after the grant date, and will terminate on the tenth anniversary of the grant date. In accordance with the policy of their employer, A-B, neither director Glick nor Short received option grants in 2005.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of March 31, 2006, certain information regarding beneficial ownership of the Company’s Common Stock (a) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) by each director and nominee for director, (c) by the Chief Executive Officer, (d) by the executive officers for the fiscal year ended December 31, 2005, other than the Chief Executive Officer, who were serving as executive officers at December 31, 2005, and (e) by all of the Company’s executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

	Number of Shares of	Percent of
	Common Stock	Common Stock
Name and Address	Beneficially Owned(1)	Outstanding(1)

Busch Investment Corporation	2,761,713	33.6%
One Busch Place St. Louis, Missouri 63118
Dimensional Fund Advisors Inc.(2)	530,162	6.4%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Paul S. Shipman(3)	306,550	3.7%
Frank H. Clement(4)	283,270	3.4%
David R. Lord(5)	12,273	*
John D. Rogers, Jr.(6)	11,000	*
Michael Loughran(7)	9,100	*
John W. Glick	—	—
Anthony J. Short	—	—
David J. Mickelson(8)	175,500	2.1%
Allen L. Triplett(9)	133,750	1.6%
Gerard C. Prial(9)	125,750	1.5%
All executive officers and directors as a group (10 individuals)(10)	1,057,193	12.0%

*	Less than 1%

(1)	Includes shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 2006. Shares subject to an option are not deemed outstanding for purposes of computing the percentage ownership of any person other than the person holding the option.

(2)	Based entirely on information contained in the Schedule 13G/ A filed by Dimensional Fund Advisors Inc., dated February 1, 2006. Dimensional Fund Advisors Inc. furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors Inc. possesses investment and/or voting power over the above referenced Common Stock, and may be deemed to be the beneficial owner of these shares. However, Dimensional Fund Advisors Inc. disclaims beneficial ownership of these securities.

(3)	Includes 155,750 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006. Also includes 650 shares held by Mr. Shipman’s spouse.

(4)	Includes 40,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006, 33,436 shares held by Mr. Clement’s spouse, and 28,430 shares held by Mr. Clement as trustee for his children.

(5)	Includes 12,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006.

(6)	Includes 8,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006. Also includes 3,000 shares held by Mr. Roger’s spouse.

(7)	Includes 4,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006.

(8)	Includes 133,500 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006.

(9)	Includes 123,750 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006.

(10)	Includes 600,750 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2006.

CERTAIN TRANSACTIONS
      The Company has adopted a policy of not engaging in business transactions with its officers, directors and affiliates except upon terms that are deemed to be fair and reasonable by a majority of the Company’s disinterested directors.
      Since October 1994, the Company has benefited from a distribution relationship with A-B, pursuant to which Redhook distributes its products in substantially all of its markets through A-B’s wholesale distribution network. On July 1, 2004, the Company completed a restructuring of its relationship with A-B and entered into an exchange and recapitalization agreement and a new distribution agreement (the “A-B Distribution Agreement”). The terms of the exchange and recapitalization agreement provided that the Company issue 1,808,243 shares of Common Stock to A-B in exchange for 1,289,872 shares of Series B Preferred Stock held by A-B. The Series B Preferred Stock, reflected on the Company’s balance sheet at approximately $16.3 million, was cancelled. In connection with the exchange, the Company also paid $2.0 million to A-B in November 2004. Pursuant to the exchange and recapitalization agreement, A-B is entitled to designate two members of the Board of Directors of the Company. A-B also generally has the contractual right to have one of its designees sit on each committee of the Board of Directors of the Company. Messrs. Glick and Short are the A-B designated nominees and are both currently employees of A-B. The exchange and recapitalization agreement also contains limitations on, among other matters, the Company’s ability to issue equity securities or acquire or sell assets or stock, amend its articles of incorporation or bylaws, grant board representation rights, enter into certain transactions with affiliates, distribute its products in the United States other than through A-B, Craft Brands or as provided in the A-B Distribution Agreement, voluntarily delist or terminate its listing on the Nasdaq Stock Market, or dispose any of its interest in Craft Brands, without the prior consent of A-B.
      The A-B Distribution Agreement provides that the Company continues to sell its product in the midwest and eastern United States through sales to A-B. For the year ended December 31, 2005, sales to A-B through the A-B Distribution Agreement represented 41% of total sales during the same period, or $14,124,000.
      The A-B Distribution Agreement provides that the Company shall pay to A-B a margin fee on all sales through A-B as well as an additional fee (the “Additional Margin”) on shipments that exceed shipments for the same territory during fiscal 2003. For the year ended December 31, 2005, the margin fee was paid to A-B on shipments totaling 85,000 barrels to 472 distribution points. Because 2005 shipments in the midwest and eastern United States exceeded 2003 shipments in the same territory, the Company paid A-B the Additional Margin on 7,000 barrels.
      In connection with all sales through the A-B Distribution Agreement, the Company also paid additional fees related to A-B administration and handling. Invoicing costs, staging costs, cooperage handling charges and inventory manager fees collectively totaled approximately $249,000 for the year ended December 31, 2005.
      The A-B Distribution Agreement also contains provisions under which related-party transactions are generally permitted only pursuant to the reasonable demands of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm’s-length transaction with an unrelated party. The Company purchased certain materials through A-B totaling $5,942,000 in 2005.
      In December 2003, the Company entered into a purchase and sale agreement with A-B for the purchase of the Pacific Ridge brand, trademark and related intellectual property. In consideration, the Company agreed to pay A-B a fee for 20 years based upon the shipments of the brand by the Company. A fee of $83,000 due to A-B is reflected in the Company’s statement of operations for the year ended December 31, 2005.
      In conjunction with the shipment of its products to wholesalers, the Company collects refundable deposits on its pallets. In certain circumstances when the pallets are returned to the Company, A-B may return the deposit to the wholesaler. In May 2005, the Company reimbursed A-B approximately $881,000 for these pallet deposits.

      The Company periodically leases kegs from A-B pursuant to an October 2001 letter of agreement. A lease and handling fee of $32,000 is reflected in the Company’s statement of operations for the year ended December 31, 2005.
      In connection with the shipment of its draft products to wholesalers through the A-B Distribution Agreement, the Company collects refundable deposits on its kegs. Because wholesalers generally hold an inventory of the Company’s kegs at their warehouse and in retail establishments, A-B assists in monitoring the inventory of kegs to insure that the wholesaler can account for all kegs shipped. When a wholesaler cannot account for some of the Company’s kegs for which it is responsible, the wholesaler pays the Company, for each keg determined to be lost, a fixed fee and also forfeits the deposit. For the year ended December 31, 2005, the Company reduced its fixed assets by $305,000 collected in lost keg fees and forfeited deposits.
      In certain instances, the Company may ship its product to A-B wholesaler support centers rather than directly to the wholesaler. Wholesaler support centers assist the Company by consolidating small wholesaler orders with orders of other A-B products prior to shipping to the wholesaler. A wholesaler support center fee of $32,000 is reflected in the Company’s statement of operations for the year ended December 31, 2005.
      In 2005, the Company began using a proprietary A-B production planning system, customized for the Company’s processes. Fees of $269,000 for the customization, implementation and use of the system were paid to A-B and reflected in the statement of operations for the year ended December 31, 2005.
      On July 1, 2004, the Company also entered into agreements with Widmer Brothers Brewing Company (“Widmer”) with respect to the operation of a joint venture, Craft Brands Alliance LLC (“Craft Brands”). Pursuant to these agreements, the Company manufactures and sells its product to Craft Brands at a price substantially below wholesale pricing levels; Craft Brands, in turn, advertises, markets, sells and distributes the product to wholesale outlets in the western United States pursuant to a distribution agreement between Craft Brands and A-B.
      For the year ended December 31, 2005, shipments of the Company’s products to Craft Brands represented 56% of total Company shipments, or 126,000 barrels.
      Mr. Shipman and Mr. Clement have been designated by Redhook to serve on the board of directors of Craft Brands. A-B and Widmer each have the right to designate two directors to serve on the board of directors of Craft Brands.
      Pursuant to the supply, distribution and licensing agreement with Craft Brands, if shipments of the Company’s products in the western United States decrease as compared to the previous year’s shipments, the Company has the right to brew Widmer products in an amount equal to the lower of (i) the Company’s product shipment decrease or (ii) the Widmer product shipment increase. In addition, the Company may, at Widmer’s request, brew more beer for Widmer than the amount obligated by the contract. In connection with this arrangement, the Company brewed and shipped 8,900 barrels of Widmer draft beer during the year ended December 31, 2005.
      In 2003, the Company entered into a licensing agreement with Widmer to produce and sell the Widmer Hefeweizen brand in states east of the Mississippi River. Widmer and Redhook are each 50% members of Craft Brands and A-B is also a major investor in Widmer. The Company shipped 26,000 barrels of Widmer Hefeweizen in 2005 and a licensing fee of $399,000 due to Widmer is reflected in the Company’s statement of operations for the year ended December 31, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires that the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

      Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 2005, all filing requirements applicable to its officers and directors, and all of the persons known to the Company to own more than ten percent of its Common Stock were complied with by such persons.
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
      The Compensation Committee of the Board of Directors (the “Committee”) is composed exclusively of non-management directors, three of whom qualify as independent directors.
      The Committee is responsible for establishing and administering the overall compensation policies applicable to the Company’s senior management. The Committee is also responsible for establishing the general policies applicable to the granting, vesting and other terms of stock options granted to employees under the Company’s stock option plan, and for determining the size and terms of the option grants made to the Company’s executive officers, among others.
      The Committee’s responsibility is also to insure that the Company’s officer compensation programs are structured and implemented in a manner that attracts and retains the caliber of executives and other key employees required for the Company to compete in a highly competitive and rapidly evolving business sector, while also recognizing and emphasizing the importance and value of achieving targeted performance objectives and enhancing long-term shareholder value.
      The Company’s executive compensation programs include three primary components: base salary, a performance based incentive payment, and long-term incentives in the form of stock options.
      Base Salaries. Base salaries for all executives, including the Chief Executive Officer, are determined by reviewing the existing executive salary structure within the Company, as well as by comparing the compensation paid to the Company’s executives to executives of comparably sized and similarly situated craft beer companies and other similarly sized public companies. In July 2005, the multi-year employment contracts between the Company and each of Messrs. Shipman, Mickelson, Prial and Triplett expired. In June 2005, Mr. Shipman and Mr. Mickelson each entered into a letter of agreement with the Company regarding each officer’s employment as an “at-will” employee. Effective August 1, 2005, Mr. Shipman’s annual base salary was increased to $250,000 per year and Mr. Mickelson’s annual base salary was increased to $186,000 per year, subject to review and annual adjustment as recommended by the Committee. In December 2005, Mr. Prial and Mr. Triplett each entered into a letter of agreement with the Company regarding each officer’s employment as an “at-will” employee. Effective December 1, 2005, the annual base salary of both Messrs. Prial and Triplett was increased to $165,375 per year, subject to review and annual adjustment as recommended by the Committee. Prior to these increases, the base salaries of the executive officers had not been adjusted since 2000.
      In January 2006, the Committee approved a 3% increase in annual base salary for Mr. Shipman and Mr. Mickelson, resulting in an increase of $7,500 to $257,500 per year for Mr. Shipman and an increase of $5,580 to $191,580 per year for Mr. Mickelson.
      Performance Based Incentive Payments. Incentive payments are based on the accomplishments of the executive team, the Company’s results relative to financial and operational objectives set at the beginning of the year, and other relevant and significant accomplishments of the Company as a whole. Incentive targets are established for each executive officer in such officers’ letter of agreement regarding employment and include both a discretionary and non-discretionary component. The non-discretionary incentive component is paid to the executive if the Company achieves certain targets set forth by the Committee; the discretionary component is paid to the executive at the discretion of the Committee based upon the Company’s overall compensation objectives. The Committee sets the incentive targets for the executive officers at the beginning of each fiscal year. In 2005, the Company’s executive officers received incentives in conjunction with their prior employment agreements in effect through July 2005 as well as the letters of agreement that were executed in 2005. The following table sets forth the 2005 cash bonuses awarded to each of the Company’s named executive officers:

		One-Time Special		Annual Incentive
	Incentive Under	Bonus Paid Under		Under the 2005 Letter
	Employment	the 2005 Letter of		of Agreement
	Agreements in Effect	Agreement Regarding		Regarding
	through July 31, 2005	Employment		Employment

Paul S. Shipman	$—	$60,000	(1)	$31,250
David J. Mickelson	$4,375	$40,000	(1)	$13,750
Gerard C. Prial	$20,625	$—		$10,000
Allen L. Triplett	$20,625	$—		$10,000

(1)	Bonus paid upon execution of the 2005 letter of agreement regarding employment and for efforts undertaken in implementing the joint-venture arrangement with Craft Brands.
      Long-Term Incentives. The Company provides long-term incentives to executives through the grant of stock options. The options generally vest over five years and have an exercise price equal to the fair market value of the Company’s stock at the time of the grant, with the number of options awarded based on the executive’s position. Since fair market value stock options can only produce value to an executive if the price of the Company’s stock increases above the exercise price, these option grants provide a direct link between executive compensation and the Company’s stock price performance. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. These options were granted under the Company’s 1992 Stock Incentive Plan and 2002 Stock Option Plan. Under Federal income tax rules, the deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per employee. In certain circumstances, performance-based compensation is exempt from the $1 million limit. The Committee believes all compensation earned by the Company’s executive officers in 2005 will be deductible.
      In 2005, none of the executive officers, including Mr. Shipman, were granted an option to purchase shares of Common Stock. On November 29, 2005, the Board of Directors of the Company approved an acceleration of vesting of all of the Company’s unvested stock options (the “Acceleration”), including those held by executive officers. The Acceleration was effective for stock options outstanding as of December 30, 2005. These options were granted under the Company’s 1992 Stock Incentive Plan and 2002 Stock Option Plan. As a result of the Acceleration, options to acquire approximately 136,000 shares of the Company’s Common Stock, or 16% of total outstanding options, became exercisable on December 30, 2005. Of the options subject to the Acceleration, options to acquire approximately 106,200 shares of the Company’s Common Stock were held by executive officers, as follows:

Executive Officer	Number of Options	Exercise Price	Original Vesting Date

Paul S. Shipman	15,300	$1.865	August 2006
	12,000	$2.019	August 2006 and August 2007
David J. Mickelson	15,300	$1.865	August 2006
	11,000	$2.019	August 2006 and August 2007
Gerard C. Prial	15,300	$1.865	August 2006
	11,000	$2.019	August 2006 and August 2007
Allen L. Triplett	15,300	$1.865	August 2006
	11,000	$2.019	August 2006 and August 2007
      Compensation of Chief Executive Officer. Effective August 1, 2005, the annual base salary of Mr. Shipman was increased from $237,500 to $250,000 per the terms of a letter of agreement with the Company regarding employment. Mr. Shipman received a one-time special bonus of $60,000 and an incentive bonus of $31,250 for services rendered in 2005. Mr. Shipman was not granted an option to purchase shares of

Common Stock in 2005. In conjunction with the 2005 Acceleration, vesting was accelerated on options held by Mr. Shipman as follows: an option to acquire 15,300 shares of the Company’s Common Stock at an exercise price of $1.865; an option to acquire 12,000 shares of the Company’s Common Stock at an exercise price of $2.019. The Committee also reviewed perquisites and other compensation paid to Mr. Shipman for 2005, and found these amounts to be reasonable. Effective January 1, 2006, the Committee increased the annual salary for Mr. Shipman to $257,500.

Respectfully Submitted,

David R. Lord (Chairman)
Frank H. Clement
John W. Glick
John D. Rogers, Jr.

Compensation Committee Members
      The following table sets forth information regarding compensation earned during the Company’s fiscal years ended December 31, 2005, 2004 and 2003 (a) by the Chief Executive Officer, and (b) by the executive officers for the fiscal year ended December 31, 2005, other than the Chief Executive Officer, who were serving as executive officers at December 31, 2005. The individuals included in the table will be collectively referred to as the “named executive officers.”
Summary Compensation Table

						Long-Term
	Annual Compensation					Compensation

						Securities
					Car	Underlying	All Other
	Fiscal				Allowance	Stock	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)	Options(#)	($)(1)

Paul S. Shipman	2005	242,188	91,250	(2)	13,800	—	8,400
Chief Executive Officer and	2004	237,500	—		15,600	—	8,200
Chairman of the Board	2003	237,500	—		15,600	—	8,000
David J. Mickelson	2005	176,625	58,125	(2)	13,000	—	8,400
President and	2004	171,000	8,750		14,400	—	7,103
Chief Financial Officer	2003	171,000	6,563		14,400	—	7,190
Gerard C. Prial	2005	136,266	30,625		12,000	—	6,500
Vice President, Sales and	2004	135,000	22,500		12,000	—	6,300
Eastern Operations	2003	135,000	22,500		12,000	—	6,300
Allen L. Triplett	2005	136,266	30,625		12,000	—	6,500
Vice President, Brewing	2004	135,000	22,500		12,000	—	6,300
	2003	135,000	22,500		12,000	—	6,300

(1)	Represents the Company’s matching contribution under the Company’s 401(k) Plan.

(2)	Includes a special one time bonus of $60,000 for Mr. Shipman and $40,000 for Mr. Mickelson paid upon execution of the 2005 letter of agreement regarding employment and in consideration for efforts undertaken in implementing the joint-venture arrangement with Craft Brands Alliance.
      Option Grants in Last Fiscal Year. Stock options were not granted to the named executive officers during the Company’s fiscal year ended December 31, 2005.
      Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table shows information concerning the number and value of unexercised options held by the named executive officers on December 31, 2005. No options were exercised by the named executive officers during the Company’s fiscal year ended December 31, 2005. Effective December 30, 2005, all outstanding stock options became exercisable per the Acceleration approved by the Board of Directors on November 29, 2005.
Fiscal Year-End Option Values

	Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options		In-the-Money Options
	at Fiscal Year-End(#)		at Fiscal Year-End($)(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul S. Shipman	155,750	—	$134,363	—
David J. Mickelson	133,500	—	131,485	—
Gerard C. Prial	123,750	—	131,485	—
Allen L. Triplett	123,750	—	131,485	—

(1)	Represents the aggregate fair market value on December 30, 2005 (based on the closing price of $3.17 for the Company’s Common Stock on the Nasdaq Stock Market on that date) of the shares of Common Stock subject to outstanding options, less the exercise price of the options.
Executive Officer Employment Agreements
      Each of Messrs. Shipman, Mickelson, Prial and Triplett has executed a letter of agreement with the Company regarding employment. The Company provides each of its executive officers with an annual compensation plan under which they receive a specified minimum compensation plus additional cash incentives depending on attainment of various performance goals.
      In June 2005, the Company executed a letter of agreement with Mr. Shipman regarding employment. The agreement became effective on August 1, 2005 following the July 2005 expiration of the previous employment agreement. The letter of agreement provides for a minimum base salary of $250,000 and stipulates that Mr. Shipman is an “at-will” employee. Mr. Shipman is eligible for a yearly bonus, of which 50% is discretionary and 50% is to be paid upon achieving certain targets per terms set forth by, and as approved by, the Compensation Committee or the Board. Mr. Shipman’s target bonus for 2005 was $100,000 and the Compensation Committee awarded Mr. Shipman $31,250. In the event that Mr. Shipman’s employment with the Company is terminated by the Company for any reason other than “for cause”, he is entitled to severance equal to one month of base salary for each year of his service with the Company, capped at a severance payment equal to 24 months of base salary. On January 12, 2006, the Compensation Committee approved an increase in Mr. Shipman’s annual base salary to $257,500, to be effective January 1, 2006.
      The Company has executed letters of agreement regarding employment with Messrs. Mickelson, Prial and Triplett. The letters of agreement provide the officers with the following minimum base salaries: Mr. Mickelson $186,000; Mr. Prial $165,375; and Mr. Triplett $165,375. Messrs. Mickelson, Prial and Triplett are eligible for a yearly bonus, of which 50% is discretionary and 50% is to be paid upon achieving certain targets per terms set forth by, and as approved by, the Compensation Committee or the Board. Mr. Mickelson’s target bonus for 2005 was $44,000 and the Compensation Committee awarded Mr. Mickelson $13,750. The 2005 target bonuses established for each of Messrs. Prial and Triplett were $20,000 and the Compensation Committee awarded each officer $10,000. In the event that any of these officers’ employment with the Company is terminated by the Company for any reason other than “for cause”, he is entitled to severance equal to one month of base salary for each year of his service with the Company, capped at a severance payment equal to 24 months of base salary. On January 12, 2006, the Compensation Committee approved an increase of Mr. Mickelson’s annual base salary to $191,580, effective January 1, 2006.

Comparative Performance Graph
      Set forth below is a graph comparing the cumulative total return to shareholders on the Company’s Common Stock with the cumulative total return of the Russell 2000 Index and an index comprised of other publicly-traded craft beer companies (the “Peer Group”) for the period beginning on December 31, 2000 and ended on December 31, 2005. The total return on the Company’s Common Stock, the Russell 2000 Index and the Peer Group Index assumes the value of each investment was $100 on December 31, 2000, and that any dividends were reinvested. The points represent fiscal year-end index levels based on the last trading day in each fiscal year. Return information is historical and not necessarily indicative of future performance.
Comparison of Cumulative Total Return
Among Redhook Ale Brewery, Incorporated Common Stock,
The Russell 2000 Index and
The Company’s Peer Group Index

	As of December 31,

	2000	2001	2002	2003	2004	2005

Redhook	100	110	134	170	229	207
Peer Group Index	100	181	162	221	267	306
Russell 2000	100	101	79	115	135	139
      The Company’s Peer Group is comprised of three publicly traded craft beer companies. As required, the returns of each of the component companies in the Peer Group return are calculated and weighted according to their respective market capitalization at the beginning of the period. The Peer Group is composed of: Big Rock Brewery Income Trust (formerly Big Rock Brewery Ltd.) (Toronto Stock Exchange: BR.UN-T); The Boston Beer Company, Inc. (NYSE: SAM); and Pyramid Breweries Inc. (formerly Hart Brewing) (Nasdaq: PMID).

PROPOSAL 1 — ELECTION OF DIRECTORS
      Seven directors are to be elected at the annual meeting, to serve until the next Annual Meeting of Shareholders or until their earlier retirement, resignation or removal. Frank H. Clement, John W. Glick, David R. Lord, Michael Loughran, John D. Rogers, Jr., Paul S. Shipman and Anthony J. Short have been nominated by the Board of Directors for election or re-election at the annual meeting. All of the nominees are currently directors of the Company. The accompanying proxy will be voted for these nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the persons named in the proxy may vote for any substitute designated by the Board of Directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1.
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has appointed the firm of Moss Adams LLP (“Moss Adams”), independent registered public accountants, to audit the Company’s financial statements for the fiscal year ending December 31, 2006.
      At the Annual Meeting, the shareholders are being asked to ratify the appointment of Moss Adams as the Company’s independent auditors for the fiscal year 2006. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Moss Adams will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders and to make a statement if they so desire.
      On September 9, 2004, the Company engaged Moss Adams as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2004. During the two fiscal years ended December 31, 2003 and the subsequent interim period through September 9, 2004, the Company had not consulted with Moss Adams with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The decision to engage Moss Adams was approved by the Company’s audit committee.
      On August 16, 2004, Ernst & Young LLP (“Ernst & Young”) resigned as the independent registered public accounting firm for the Company. The resignation followed notification by Ernst & Young on July 23, 2004 that the firm would resign as the Company’s independent registered public accounting firm following completion of services related to the review of the interim financial statements of the Company for the quarter ended June 30, 2004.
      The reports of Ernst & Young on the Company’s financial statements for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report for the year ended December 31, 2003 expressed substantial doubt regarding the Company’s ability to continue as a going concern if the Company’s distribution agreement with Anheuser-Busch, which was subject to early termination in 2004, was terminated. The termination of the distribution agreement would have caused an event of default under the Company’s bank credit agreement and would have required the Company to redeem the Series B Preferred Stock on December 31, 2004. As reported in the Company’s current report on Form 8-K filed on July 2, 2004 and Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company and Anheuser-Busch entered into a new distribution agreement which will expire on December 31, 2024, subject to the one-time right of Anheuser-Busch to terminate the distribution agreement on December 31, 2014.
      In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2003, and in the subsequent interim period from December 31, 2003 through August 16, 2004, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst &

Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. The Company requested and Ernst & Young furnished a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter, dated August 20, 2004, is filed as Exhibit 16.2 to the Company’s Form 10-K for the year ended December 31, 2005.
Fees Paid to the Independent Auditors
      The following table presents fees billed by Moss Adams and Ernst & Young for professional services rendered with respect to fiscal years ended December 31, 2005 and 2004. 100% of these services were approved by the Audit Committee:

	2005		2004

	Moss	Ernst &	Moss	Ernst &
Fee Category	Adams	Young	Adams	Young

Audit Fees(1)	$117,006	—	$81,830	$20,000
Audit Related Fees(2)	2,040	—	6,291	—
Tax Fees	2,000	—	—	—
All Other Fees(3)	—	—	—	10,000

(1)	Audit fees include the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such years, and services rendered in conjunction with registration statements.

(2)	Audit related services include professional services related to the audit of the Company’s financial statements. The 2004 fees relate to consultation in connection with the SEC’s comment letter regarding the Company’s 2003 Annual Report on Form 10-K. The 2005 fees relate to consultation regarding The Sarbanes-Oxley Act of 2002, Section 404 project implementation.

(3)	Other fees include professional services performed by Ernst & Young to provide consent for the firm’s report to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Auditor Independence
      In 2005, there were no other professional services provided by Moss Adams that would have required the Audit Committee of the Board of Directors to consider their compatibility with maintaining the independence of Moss Adams.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee is responsible for appointing and overseeing the work of the Company’s independent auditor. The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent auditor:
      Before engagement of the independent auditor for the next year’s audit, the independent auditor will submit a detailed description of services expected to be rendered during that year for each of the following categories of services to the Audit Committee for approval.

•	Audit services. Audit services include work performed for the audit of the Company’s financial statements and the review of financial statements included in the Company’s Form 10-Q, as well as work that is normally provided by the independent auditor in connection with statutory and regulatory filings.

•	Audit related services. Audit related services are for assurance and related services that are traditionally performed by the independent auditor and reasonably related to the performance of the audit or review of the Company’s financial statements.

•	Tax services. Tax services include all services performed by the independent auditor’s tax personnel for tax compliance, tax advice and tax planning.

•	Other services. Other services are those services not captured in the other categories.
      Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.
      If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP.

OTHER MATTERS
      Redhook knows of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      Stockholders wishing to communicate with the Board of Directors, the non-management directors, or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o David J. Mickelson, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street Suite 210, Woodinville, Washington 98072. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company’s 2007 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company’s principal executive offices, no later than December 20, 2006.
      Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for the Company’s 2007 Annual Meeting of Shareholders, or that concern one or more nominations for Directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in the Company’s Amended and Restated Bylaws. Notice must be received by the Secretary of the Company by December 20, 2006. A copy of the pertinent provisions of the Restated Bylaws is available upon request to David J. Mickelson, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street Suite 210, Woodinville, Washington 98072.
ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K
      A copy of the Redhook Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy may obtain one without charge by mailing a request to David J. Mickelson, Redhook Ale Brewery, Incorporated, 14300 NE 145th Street Suite 210, Woodinville, Washington 98072.
      IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

REDHOOK ALE BREWERY, INCORPORATED
April 19, 2006
Woodinville, Washington

APPENDIX A
BYLAWS PROVISIONS
2.3.2 Nominations for Directors.
      (a) Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 2.3.2.
      (b) If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the mailing to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.
      (c) A shareholder’s notice to the Secretary under Section 2.3.2(b) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such person, and (iv) if the corporation at such time has or at the time of the meeting will have any security registered pursuant to Section 12 of the Exchange Act, any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 2.3.2(b) shall (A) set forth (i) the name and address, as they appear on the corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a written statement, signed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the corporation if elected at the annual meeting.
      (d) The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 2.3.2(b). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 2.3.2(c) in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together

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with information previously provided, does not satisfy the requirements of Section 2.3.2(c) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.
      (e) Notwithstanding the procedures set forth in Section 2.3.2(d), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 2.3.2 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregarded.

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PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
REDHOOK ALE BREWERY, INCORPORATED
     The undersigned, having received the Notice of Annual Meeting of Shareholders of Redhook Ale Brewery, Incorporated (the “Company”), and the related Proxy Statement dated April 19, 2006, hereby appoints Paul S. Shipman and David J. Mickelson, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on May 23, 2006, at 2:00 p.m. Pacific time, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified below, or, to the extent not specified, to vote FOR the election as directors of all nominees named on reverse and FOR Proposal 2, and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.
     This proxy, when properly executed, will be voted in the manner specified on the reverse by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all nominees named on the reverse side and FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent auditors.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲
You can now access your Redhook Ale Brewery account online.
Access your Redhook Ale Brewery shareholder/stockholder account online via Investor ServiceDirect ® (ISD).
Mellon Investor Services LLC, Transfer Agent for Redhook Ale Brewery, Incorporated, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at www.melloninvestor.com/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

WITHHOLD
The Board of Directors recommends a vote FOR all of the nominees named below and FOR Proposal 2.		FOR ALL	authority to vote for all nominees named below	EXCEPTIONS
PROPOSAL 1:	Election of Directors Nominees:	☐	☐	☐
01 Frank H. Clement,
02 John W. Glick,
03 David R. Lord,
04 Michael Loughran,
05 John D. Rogers, Jr.,
06 Paul S. Shipman, and
07 Anthony J. Short.

INSTRUCTION: To withhold authority to vote FOR any individual nominee, mark the “Exceptions” box and strike out the nominee’s name above. If you desire to cumulate your votes for any individual nominee(s), write your instruction, as to the number of votes cast for each nominee, in the space provided above. The total votes cast must not exceed seven times the number of shares you hold.

		FOR	AGAINST	ABSTAIN
PROPOSAL 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	☐	☐	☐

PLEASE SIGN AND DATE THIS PROXY CARD AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature, if held jointly	Date	,2006

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

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